Exhibit 4.19

SILICON VALLEY BANCSHARES

Officers’ Certificate and Company Order
relating to the
7% Junior Subordinated Deferrable Interest Debentures Due October 15, 2033
of Silicon Valley Bancshares

Pursuant to the Indenture, dated as of October 30, 2003 (the “Indenture”), between Silicon Valley Bancshares, a Delaware corporation (the “Company”), and Wilmington Trust Company, as trustee (the “Debenture Trustee”), and resolutions adopted by the Pricing Committee of the Company’s Board of Directors on October 23, 2003; this Officers’ Certificate is being delivered to the Debenture Trustee to establish the terms of one series of securities (the “Securities”) in accordance with Section 3.1 of the Indenture, to establish the form of the Securities of such series in accordance with Section 2.1 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 3.3 of the Indenture and to comply with the provisions of Section 1.2 of the Indenture.  This Officers’ Certificate shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

I.              Establishment of Series of Securities pursuant to Section 3.1 of the Indenture.

There are hereby established pursuant to Section 3.1 of the Indenture a series of Securities which shall have the following terms:

A.            The Securities of such series shall bear the title “7% Junior Subordinated Deferrable Interest Debentures Due October 15, 2033.”

B.            The aggregate principal amount of such series of Securities to be issued pursuant to this Officers’ Certificate and Company Order shall be limited to $51,546,400 (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.6 of the Indenture and except for any Securities which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered thereunder).

C.            The date on which the principal of the Securities is due and payable shall be October 15, 2033.  The Company may shorten the Stated Maturity of the Securities as provided in Section 3.14 of the Indenture.

D.            The Securities shall bear interest at the rate of 7% per annum (based upon a 360-day year of twelve 30-day months), from and including the date of original issuance or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly in arrears on the 15th day of January, April, July and October in each year (each, an “Interest Payment Date”), commencing January 15, 2004, until the principal thereof is paid or made available for payment.  The date 15 days prior to an Interest Payment Date shall be the “Regular Record Date” for the interest payable on such Interest Payment Date.  Accrued interest that is not paid on such applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate per annum of 7% thereof compounded quarterly.

In addition, so long as no Event of Default with respect to the Securities has occurred or is continuing, the Company has the rights set forth in Section 3.11 of the Indenture at any time during the term of such Securities to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity.  At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7%, compounded quarterly, to the extent permitted by applicable law).

E.             Principal of and interest on the Securities will be payable, and, except as provided in Section 3.5 of the Indenture with respect to a Global Security (as defined below), the transfer of the Securities will be registrable and Securities will be exchangeable for Securities bearing identical terms and provisions at the corporate trust office of Wilmington Trust Company in Wilmington, Delaware.

F.             The Securities will be redeemable in whole at any time and in part from time to time, at the option of the Company at any time on or after October 30, 2008, subject to the Company having received prior regulatory approval if then so required, at a redemption price equal to the accrued and unpaid interest on the Securities so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

In addition, upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event in respect of a SVB Trust, the Company may, at its option and subject to receipt of prior regulatory approval if then required under applicable capital guidelines or policies, redeem the Securities in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or a Capital Treatment Event, at a redemption price equal to the accrued and unpaid interest on the Securities so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

G.            The Company shall not be obligated to redeem or purchase any Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder.

H.            The Securities will be issued only in fully registered form and the authorized minimum denomination of the Securities shall be $25.00 and any integral multiple of $25.00 in excess thereof.

I.              The Securities shall be denominated, and payments of principal of (and premium, if any) and interest on the Securities of such series will be made, in United States dollars.

J.             The Securities shall be subject to the Events of Default specified in Section 5.1, paragraphs (a) through (e), of the Indenture.

K.            The portion of the principal amount of the Securities which shall be payable upon declaration of acceleration of maturity thereof shall not be other than the principal amount thereof.

L.             The Securities will be issued in fully registered form, without coupons.  The Securities will not be issued in bearer form.

M.           The amount of payments of principal of and any premium on the Securities will not be determined with reference to an index.

N.            The Securities shall not be issued in the form of a temporary Global Security (as defined below).

O.            The Securities will initially be deposited with, and on behalf of, The Depository Trust Company, New York, New York, as Depositary, and will be represented by a global security (a “Global Security”) registered in the name of a nominee of the Depositary.  If, and so long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Securities of such series represented by such Global Security for all purposes under the Indenture and the Securities.

P.             The Trustee shall be Paying Agent.

Q.            The Securities will not be convertible into any other securities or property of the Company.  The Securities of any series may not be exchanged for Securities of any other series.

R.            The Trust Agreement, the Amended and Restated Trust Agreement and the Guarantee Agreement are in the forms attached hereto as Exhibit A, Exhibit B, and Exhibit C respectively.

S.             The Securities are subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt, as provided in the Indenture.

II.            Establishment of Forms of Securities Pursuant to Section 2.1 of Indenture.

It is hereby established pursuant to Section 2.1 of the Indenture that the Securities shall be substantially in the form attached as Exhibit D hereto.

III.           Order for the Authentication and Delivery of Securities Pursuant to Section 3.3 of the Indenture.

It is hereby ordered pursuant to Section 3.3 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, Securities in the aggregate principal amount of $51,546,400 registered in the name of Cede & Co., as the nominee of The Depository Trust Company, which Securities have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Securities to Wilmington Trust Company or its custodian on October 30, 2003.

IV.           Other Matters.

Attached as Exhibit E hereto are true and correct copies of resolutions adopted by the Board of Directors of the Company at a meeting on September 11, 2003.  Attached as Exhibit F hereto are true and correct copies of resolutions adopted by the Pricing Committee of the Board of Directors of the Company at a meeting on October 23, 2003.  Such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions (together with this Officers’ Certificate) are the only resolutions or other action adopted by the Company’s Board of Directors or any committee thereof or by any Authorized Officers relating to the offering and sale of the Securities.

The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein.  The undersigned have examined the resolutions adopted by the Board of Directors and the Pricing Committee of the Board of Directors of the Company.  In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of (i) a series of Securities, (ii) the forms of such Securities and (iii) authentication of such series of Securities, contained in the Indenture have been complied with.  In the opinion of the undersigned, such conditions (including covenants, compliance with which constitutes a condition precedent) have been complied with.

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IN WITNESS WHEREOF, the undersigned have executed this Certificate this 30th day of October, 2003.

SILICON VALLEY BANCSHARES

By:	/s/ Kenneth P. Wilcox
Name: Kenneth P. Wilcox
Title: President and Chief Executive Officer

By:	/s/ Paulette Mehas
Name: Paulette Mehas
Title: Treasurer

[Signature Page to Officers’ Certificate and Company Order]